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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                APRIL 22, 1997
               Date of Report(Date of earliest event reported)




                     PLANET HOLLYWOOD INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)




         DELAWARE                       00028230                59-3283783
(State or other jurisidiction of    (Commission File         (I.R.S. Employer)
incorporation or organization)           Number)          Identification Number)


                             7380 SAND LAKE ROAD
                                  SUITE 600
                           ORLANDO, FLORIDA  32819
         (Address of principal executive office, including zip code)



                                (407) 363-7827
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

        Planet Hollywood International, Inc. (the "Company") entered into a Stock Subscription Agreement as of March 28, 1997 with Kingdom 5-KR-42, Ltd., a Cayman Islands corporation ("Kingdom"), whereby Kingdom agreed to subscribe for and purchase from the Company One Million Eighty-Seven Thousand (1,087,000) shares of the Company's Class A Common Stock, par value $0.01 per share, for Eighteen Dollars ($18.00) per share (the "Agreement"). The closing date of the Agreement was April 22, 1997. A copy of the Agreement is attached hereto as an Exhibit.

ITEM 7.  EXHIBITS.

      10.1 Agreement by and among Planet Hollywood International Inc., and Kingdom 5-KR-42, Ltd., dated as of March 28, 1997.



                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 29, 1997             PLANET HOLLYWOOD
                                  INTERNATIONAL, INC.




                                       /s/ Thomas Avallone
                                  ------------------------------------
                                  Name:  Thomas Avallone
                                  Title:  Executive Vice President and
                                          Chief Financial Officer



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